WARRANT PURCHASE AGREEMENT

Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245-5012

Ladies & Gentlemen:

     This Warrant Purchase Agreement (the "Agreement") is made as of July 26, 2000 (the "Closing Date") by and between Mattel, Inc., a Delaware corporation (the "Company"), and Warner Bros., a division of Time Warner Entertainment Company, L.P., a Delaware limited partnership ("Purchaser").

     The Company and Purchaser hereby confirm their respective agreements as follows:

     1.   Authorization and Purchase of the Warrant.

          (A) Authorization of the Warrant. As of the Closing Date, the Company's Board of Directors has authorized the issuance by the Company and the sale to the Purchaser of a warrant (the
"Warrant") to purchase 3,000,000 fully paid and nonassessable shares of Common Stock, par value $1.00 per share (the "Common
Stock"), of the Company, all as more fully described, and subject to the conditions set forth below and in the form of Warrant annexed hereto as Exhibit 1. The shares of Common Stock issuable upon exercise of the Warrant are herein referred to as the "Warrant Shares;" and the Warrant and the Warrant Shares are sometimes herein together referred to as the "Securities."

(B) Purchase of Warrant. Subject to the terms and conditions set forth below and in the Warrant, the Company shall issue to Purchaser the Warrant in consideration for the rights granted to the Company under that certain license agreement, dated as of January 28, 2000 (the "License Agreement"), by and between the Company and Purchaser. A conformed copy of the License Agreement, in the form executed and delivered by each of Warner Bros. and the Company, is annexed hereto as Exhibit 2.

     2.   The Closing.

          (A) Closing Date. The closing of the purchase and sale of the Warrant to Purchaser hereunder (the "Closing") shall be held at the offices of Mattel, Inc., 333 Continental Boulevard, El
Segundo, California 90245, or at such other location as may be mutually agreed upon by the parties hereto, at 6:00 p.m., California time, on July 26 (or such other date as may be mutually agreed upon in writing by the parties hereto). On the Closing Date the Company shall deliver to Purchaser the Warrant registered in the name of Purchaser.


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     3.   Representations and Warranties of the Company.  The Company
represents and warrants to Purchaser as of the Closing Date as follows:

          (A) Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver each of this Agreement and the License Agreement, to sell and issue the Securities and to carry out and perform all of its obligations hereunder and thereunder. Each of this Agreement and the License Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of the Company's Certificate of Incorporation or by-laws.

(B) Validity of Securities. The Warrant, when sold against the consideration therefor as provided herein, will be validly authorized and issued, fully paid and nonassessable. The issuance and delivery of the Warrant is not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company; and when the Warrant Shares are issued upon exercise and in accordance with the terms of the Warrant, they will be validly issued and outstanding, fully paid and nonassessable and free of any liens or encumbrances arising through the Company.

(C) SEC Documents; Financial Statements. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2000, the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2000, the Company's Current Report on Form 8-K filed on April 6, 2000, the Company's Current Report on Form 8-K filed on May 18, 2000, the Company's Current Report on Form 8-K filed on July 6, 2000, the Company's Current Report on Form 8-K filed on July 26, 2000, and the Company's Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 28, 2000, as supplemented by the Supplement to Proxy Statement, dated May 25, 2000 (collectively, the "SEC Documents"), as filed by the Company with the Securities and Exchange Commission (the "SEC") are attached hereto as Exhibit 3. Each of the SEC Documents conforms in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules, regulations and instructions of the Commission thereunder. Each of the SEC Documents did not as of its respective date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. Except as may be indicated in the notes to the Financial Statements, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and its subsidiaries at the dates thereof. From June 30, 2000



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through the date hereof, except for any events described in the
SEC Documents, there have been no events giving rise to a material averse effect on the business of the Company.

          (D) Authorized and Unissued Shares of Common Stock. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of authorized but unissued shares of Common Stock, when and as required to provide for the exercise of the rights represented by this Warrant.

     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as of the Closing
Date as follows:

          (A) Investment Experience. Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), and was not organized for the specific purpose of acquiring the Securities. Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. Purchaser has had the opportunity to ask questions and receive answers concerning the terms and conditions of its purchase of the Securities and to obtain any additional information from the Company that is necessary to verify the information furnished in the SEC Documents.

(B) Investment Intent. Purchaser is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Purchaser understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

(C) Authorization. Purchaser has all requisite power and has taken all requisite action to execute and deliver each of this Agreement and the License Agreement, to license the rights granted to the Company under the License Agreement and to carry out and perform all of its obligations hereunder and thereunder. Each of this Agreement and the License Agreement has been duly authorized, executed and delivered on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Purchaser's partnership agreement or other similar organizational documents.

(D) No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.
Purchaser has consulted



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

such legal, tax and investment advisors
as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Warrant.

     5.   Restrictions on Transfer of Securities; Registrable
Securities.

          (A) Restrictions on Transferability. The Securities shall not be offered, resold, pledged or otherwise transferred from Purchaser to a transferee other than (i) in accordance with the provisions of Sections 5(C) and 5(E) hereof (only with respect to the Warrants), (ii) in accordance with the provisions of
Section 6 of the Warrant, and (iii) in a transaction meeting the requirements of Rule 144 under the Securities Act ("Rule 144") or otherwise in accordance with the Securities Act and the applicable securities laws of any state of the United States or any other applicable jurisdiction. Purchaser will be required to notify any subsequent purchaser of any then existing resale restrictions as set forth above and to comply with the provisions of Section 5(C) below. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

(B) Restrictive Legends. Each certificate representing any of the Securities (or any other securities issued in respect of the Securities upon any stock split or stock dividend) shall (unless otherwise permitted by the provisions hereof or the Warrant) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable federal or state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDER) IS BOUND BY THE TERMS OF A WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

          (C) Any Subsequent Holder of the Warrant to Expressly Assume Obligations Hereunder; Purchaser's Ability to Transfer.
Purchaser hereby covenants and agrees that from and after the date hereof, Purchaser may transfer (as defined in the Warrant) the Warrant only in accordance with the provisions of Section
6(B) of the Warrant and the other provisions of this Section 5 and only to a transferee (referred to herein as a "Holder" of the Warrant) who expressly and in writing agrees with Purchaser and the Company, at the time of such transfer, to assume all of the obligations of, and comply with all of the provisions applicable to, Purchaser under this Agreement and Holder under the Warrant.
References in this Section 5(C) to the Warrant shall mean the Warrant or either of the two One-half Warrants (as defined in the Warrant), as the case may be.


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


(D)  Registration on Form S-3.

               (i) Filing of Registration Statement relating to the Warrant Shares. Subject to the provisions of Section 5(D)(iv) below, the Company agrees that it shall file (or have on file) with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") relating to the resale by Purchaser of all Warrant Shares (such Warrant Shares covered by the Registration Statement constituting the "Registrable Securities"). Until the Registration Statement is effective, the Company shall use commercially reasonable efforts to cause the Registration Statement to become effective. The
Company shall commence the registration process no later than five (5) days after the date hereof. The Company is not presently aware of any reason that would cause the SEC to fail to declare the Registration Statement effective following the satisfactory completion of its customary review process.

(ii) Registration Expenses. The Company shall pay all Registration Expenses in connection with any registration, qualification or compliance hereunder, and Purchaser shall pay all Selling Expenses and other expenses that are not Registration Expenses relating to the Registrable Securities resold by Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, transfer taxes that may be payable in respect of the issuance or delivery of the Warrant Shares (except any such issuance or transfer in a name other than that in which the Warrant is registered) and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all stock transfer taxes applicable to the Registrable Securities by reason of issuance or transfer in a name other than that in which the Warrant is registered, all fees and disbursements of counsel for Purchaser, and all other expenses incurred by Purchaser relating to the Registrable Securities.

(iii) Additional Company Obligations. In the case of any registration effected by the Company pursuant to these registration provisions, the Company will use its commercially reasonable efforts to: (a) keep such Registration Statement effective for a period beginning on the date the Registration Statement is declared effective by the SEC (the "Effective Date") and ending on the earliest of the following dates (such earliest date referred to herein as the "Expiration Date"): (i) the date upon which the Purchaser or any subsequent Holder fails to hold at least 10% of the Warrant Shares; (ii) the date upon which the Registrable Securities could be sold by the Purchaser (or subsequent Holder) in a single transaction pursuant to Rule 144 under the Securities Act and the Company has agreed to remove the legend referred to in Section 5(B); (iii) the date which is the fifth anniversary of the Closing Date; and (iv) the date as of which all of the Registrable Securities have been sold pursuant to the Registration Statement; (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to sales of the Registrable Securities pursuant to the Registration Statement; (c) furnish to the Purchaser (or subsequent Holder) as many copies of the prospectus and other documents incident thereto, including any amendment or supplement thereto, as such Holder may reasonably request (and the


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

Company hereby consents to the use (in
accordance with law) of the prospectus, and any amendment or supplement thereto, by the Purchaser (or subsequent Holder) in connection with the offer and sale of the Registrable Securities;
(d) cause all Warrant Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted;
(e) provide a transfer agent and registrar for all Warrant Shares and a CUSIP number for all Warrant Shares; and (f) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

(iv) Rule 144; Information Concerning Purchaser (or any Subsequent Holder). Purchaser (and any subsequent Holder) shall furnish to the Company such information regarding Purchaser (and such subsequent Holder) as the Company may reasonably request in writing in connection with any registration, qualification or compliance described herein. Purchaser (and each subsequent Holder) shall represent that such information is true, complete and accurate in all material respects as of the respective dates thereof.
               (v) Suspension of Registration Statement. The Purchaser (and any subsequent Holder) agrees, by exercise of the Warrant, upon receipt of notice (a "Suspension Notice") by the Company (i) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (i) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus contained therein, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Purchaser (or any such Holder) will forthwith discontinue disposition of Warrant Shares pursuant to the Registration Statement until (i) the Purchaser (or such Holder) has received copies of a supplemented or amended prospectus, or (ii) the Purchaser (or such Holder) is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus (in each case, the "Recommencement Date"). The Purchaser (and any subsequent Holder) receiving a Suspension Notice hereby agrees that it will either (i) destroy any prospectuses, other than permanent file copies, then in the Purchaser's (or such Holder's) possession which have been replaced by the Company with more recently dated prospectuses or
(ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Purchaser's (or such Holder's) possession of the prospectus covering Registrable Securities that was current at the time of receipt of the Suspension Notice.

          (E)  Exercise of Warrant.

               (i)  Notice of Proposed Exercise of the Warrant.
Purchaser (and each subsequent Holder) hereby agrees to provide to the Company ten (10) business days' prior


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written notice (a "Notice of
Proposed Exercise") of Purchaser's (or such Holder's) intention to exercise the Warrant, which notice shall specify whether such exercise is a Cashless Exercise (as defined in the Warrant) or an exercise of the Warrant for cash as provided in the Warrant.

(ii) Potential Extension of Expiration Date. If the Notice of Proposed Exercise is given within the ten (10) business days immediately preceding the Expiration Date of the Warrant, the Expiration Date of the Warrant shall be extended such number of days (and only such number of days) necessary to permit timely exercise of the Warrant in accordance with the provisions of
Section 5(E)(i).

     6. Company Reports Filed Under the Exchange Act. With a view to making available to the Holder the benefits of Rule 144 and other rules or regulations of the SEC that may permit the Holder to sell Warrant Shares to the public without registration, the Company covenants and agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c) furnish to the Holder, so long as the Holder owns any Securities forthwith upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual report of the Company, and a copy of each quarterly and interim report of the Company filed since the filing of the most recent annual report of the Company, and
(iii) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Securities without registration.

     7.   Miscellaneous.

          (A) Waivers and Amendments. The terms of this Agreement may be waived or amended only with the written consent of the Company and Purchaser.

(B) Governing Law. This Agreement and the Warrant shall each be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflict of laws.

(C) Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or Purchaser and the Closing.

(D) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including any person that becomes a Holder of the Warrant through transfer thereof from the Purchaser, and any other successors in interest to the Securities). In the event of any merger, consolidation or acquisition involving the Company in which the Company is not the surviving entity, the Company's obligations hereunder and under the Warrant shall be expressly or by operation of law assumed by the surviving entity.

(E) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.


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(F)  Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed:

     if to Purchaser, at

               Warner Bros.
               4000 Warner Blvd.
               Burbank, California 91522
               Attention:  General Counsel
               Fax:  (818) 954-4768
     or

     if to the Company, at

               Mattel Inc.
               333 Continental Boulevard
               El Segundo, California 90245-5012
               Attention:  Robert Normile, Esq.
               Fax:  (310) 252-2567

     with a copy to

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California 90071-2007
               Attention:  James P. Beaubien, Esq.
               Fax:  (213) 891-8763

or in any case at such other address as Purchaser or the Company shall have furnished to the other in writing.

          (G) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(H) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference and shall not, by themselves, determine the construction of this Agreement.

(I) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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

(J) Tax Treatment. The Company and Purchaser hereby agree that, for Federal income tax purposes, (i) Purchaser will recognize income attributable to the Warrant in the taxable year within which Purchaser either exercises or transfers the Warrant and
(ii) the Company will claim a deduction in an amount equal to Purchaser's recognized income in the taxable year within which Purchaser either exercises or transfers the Warrant.

                    (Signature page follows)


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



     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                         WARNER BROS.,
                         a division of Time Warner Entertainment
                         Company, L.P.


                         /s/ Gary Meisel
                         _______________
                         By: GARY MEISEL
                         Title: Senior Vice President Corporate
                                Business Affairs


AGREED AND ACCEPTED,
as of the date first above written:


Mattel, Inc.



/s/ Robert Normile
__________________
By: ROBERT NORMILE
Title: Senior Vice President, General Counsel


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